THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
10l BARCLAY STREET
NEW YORK, NEW YORK 10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-F
RESIDENTIAL ASSET SECURITIZATION TRUST 1996-F

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.03 OF THE POOLING AND SERVICING AGREEMENTS DATED FEBRUARY 1, 1996 CUSIP #126691

                                         Distribution Date         12/26/96

                                                                                    SINGLE               TOTAL
Reduction of the Stated Amount of Certificates                                   CERTIFICATE             AMOUNT
Class A-1 Certificates.                                         TW4               $36.50928131          $944,370.83
Class A-2 Certificates.                                         TX2                $0.00000000                $0.00
Class A-3 Certificates.                                         TY0               $16.13380473          $629,580.54
Class A-4 Certificates.                                         TZ7                $0.00000000                $0.00
Class A-5 Certificates.                                         UA0                $0.00000000                $0.00
Class A-6 Certificates.                                         UB8                $0.00000000                $0.00
Class A-7 Certificates.                                         UC6                $0.00000000                $0.00
Class A-8 Certificates.                                         UD4                $0.00000000                $0.00
Class A-9 Certificates.                                         UE2                $0.00000000                $0.00
Class A-10 Certificates.                                        UG7                $0.00000000                $0.00
Class A-11 Certificates.                                        UH5                $0.00000000                $0.00
Class A-12 Certificates.                                        UJ1                $0.00000000                $0.00
Class PO Certificates.                                          UK8                $0.81186538               $57.50
Class X Certificates.                                           UL6                        N/A                  N/A
Class AR Certificates.                                          UM4                $0.00000000                $0.00
Class B-1 Certificates.                                         UN2                $0.65863251            $7,606.78
Class B-2 Certificates.                                         UP7                $0.65863251            $3,803.39
Class B-3 Certificates.                                         UQ5                $0.65863176            $2,535.59
Class B-4 Certificates.                                                            $0.65863425            $1,098.76
Class B-5 Certificates.                                                            $0.65863418              $507.12
Class B-6 Certificates.                                                            $0.65863350            $1,352.32

                                                           Total Amount                                1,590,912.83

Aggregate amount of any Principal Prepayments                                                          1,032,975.00

                                                                                    SINGLE               TOTAL
Amount of distribution representing interest.                                    CERTIFICATE             AMOUNT
Class A-1 Certificates.                                                            $3.94314003          $101,995.61
Class A-2 Certificates.                                                            $5.79166657          $152,821.81
Class A-3 Certificates.                                                            $6.59838605          $257,485.17
Class A-4 Certificates.                                                            $5.87499990          $142,313.06
Class A-5 Certificates.                                                            $6.00000000          $124,481.70
Class A-6 Certificates.                                                            $6.20833333          $127,871.80
Class A-7 Certificates.                                                            $6.25000000           $85,752.50
Class A-8 Certificates.                                                            $6.25000000           $76,656.25
Class A-9 Certificates.                                                            $6.25000000           $88,550.00
Class A-10 Certificates.                                                           $6.25000000           $44,531.00
Class A-11 Certificates.                                                           $6.25000000          $120,593.75
Class A-12 Certificates.                                                           $6.25000000           $46,875.00
Class PO Certificates.                                                             $0.00000000                $0.00
Class X Certificates.                                                              $0.64284197          $162,588.82
Class AR Certificates.                                                             $0.00000000                $0.00
Class B-1 Certificates.                                                            $6.22261817           $71,867.22
Class B-2 Certificates.                                                            $6.22261817           $35,933.61
Class B-3 Certificates.                                                            $6.22261665           $23,955.73
Class B-4 Certificates.                                                            $6.22261785           $10,380.82
Class B-5 Certificates.                                                            $6.22262022            $4,791.15
Class B-6 Certificates.                                                            $6.22261863           $12,776.41

                                          Total Amount                                                $1,692,221.41


Amount of interest shortfall                                                                              0.00
Stated Amount of Certificates after this Distribution          ORIGINAL              SINGLE                TOTAL
                                                               BALANCE             CERTIFICATE            AMOUNT
Class A-1 Certificates.                                      25,866,596.00        $727.96434405       $17,885,588.76
Class A-2 Certificates.                                      26,386,500.00      $1,000.00000000       $26,386,500.00
Class A-3 Certificates.                                      39,022,447.00        $879.78481052       $33,701,775.60
Class A-4 Certificates.                                      24,223,500.00      $1,000.00000000       $24,223,500.00
Class A-5 Certificates.                                      20,746,950.00      $1,000.00000000       $20,746,950.00
Class A-6 Certificates.                                      20,596,800.00      $1,000.00000000       $20,596,800.00
Class A-7 Certificates.                                      13,720,400.00      $1,000.00000000       $13,720,400.00
Class A-8 Certificates.                                      12,265,000.00      $1,000.00000000       $12,265,000.00
Class A-9 Certificates.                                      14,168,000.00      $1,000.00000000       $14,168,000.00
Class A-10 Certificates.                                      7,124,960.00      $1,000.00000000        $7,124,960.00
Class A-11 Certificates.                                     19,295,000.00      $1,000.00000000       $19,295,000.00
Class A-12 Certificates.                                      7,500,000.00      $1,000.00000000        $7,500,000.00
Class PO Certificates.                                           70,824.55        $993.94263712           $70,338.04
Class X Certificates.                                       252,921,913.00        $953.28866977      $239,520,158.30
Class AR Certificates.                                              100.00          $0.00000000                $0.00
Class B-1 Certificates.                                      11,549,354.00        $995.61886578       $11,491,147.95
Class B-2 Certificates.                                       5,774,677.00        $995.61886492        $5,745,573.97
Class B-3 Certificates.                                       3,849,784.00        $995.61886329        $3,830,381.98
Class B-4 Certificates.                                       1,668,240.00        $995.61886779        $1,659,832.46
Class B-5 Certificates.                                         769,957.00        $995.61885923          $766,076.59
Class B-6 Certificates.                                       2,053,220.80        $995.61886866        $2,042,873.05


                                                                               Total                 $243,220,698.40


The Pool Stated Principal Balance for
the following Distribution Date                                                                      $243,220,698.44




Amount of the Master Servicing Fees paid to or                        71,641.89
retained by the Master Servicer with respect to such Distribution Date

Pass-Through Rate for each Class of Certificates
Class A-1 Certificates.                                                                                   6.500000%
Class A-2 Certificates.                                                                                   6.950000%
Class A-3 Certificates.                                                                                   9.000000%
Class A-4 Certificates.                                                                                   7.050000%
Class A-5 Certificates.                                                                                   7.200000%
Class A-6 Certificates.                                                                                   7.450000%
Class A-7 Certificates.                                                                                   7.500000%
Class A-8 Certificates.                                                                                   7.500000%
Class A-9 Certificates.                                                                                   7.500000%
Class A-10 Certificates.                                                                                  7.500000%
Class A-11 Certificates.                                                                                  7.500000%
Class A-12 Certificates.                                                                                  7.500000%
Class PO Certificates.                                                                                    0.000000%
Class X Certificates.                                                                                     0.809210%
Class AR Certificates.                                                                                    0.000000%
Class B-1 Certificates.                                                                                   7.500000%
Class B-2 Certificates.                                                                                   7.500000%
Class B-3 Certificates.                                                                                   7.500000%
Class B-4 Certificates.                                                                                   7.500000%
Class B-5 Certificates.                                                                                   7.500000%
Class B-6 Certificates.                                                                                   7.500000%

Amount of Advances included in the distribution on such Distribution                                      57,959.63
Date
Aggregate amount of Advances outstanding as of the close of                                               81,511.30
business on such Distribution Date.

The number and aggregate principal amounts of Mortgage Loans delinquent
                                                        30 to 59 days                       34        $5,324,192.85
                                                        60 to 89 days                        7        $1,025,775.16
                                                           90 or more                        5          $977,149.18




The number and aggregate principal amounts of Mortgage Loans in foreclosure
                                                                                             3          $430,693.71


                                                         bankruptcy                          1          $153,080.99

The aggregate dollar amount of Scheduled Payments for each of Mortgage Loan for the preceeding 12 calender months or all calender months since cut-off date
(a) All outstanding Mortgage Loans on each Due Date
(b) Delinquent 60 days or more on each of the Due Dates

Loan number and Stated Principal Balance of any Mortgage Loan that became a REO Property during the preceding calendar month.

Total number and principal balance of any REO Properties as of the                           0                $0.00
close of business on the Determination Date preceding such
Distribution Date.

Aggregate amount of Realized Losses incurred during the preceding                                             $0.00
calendar month.
Aggregate amount of Realized Losses through Distribution Date.                                                $0.00


Special Hazard Loss Coverage Amount                                                                    2,187,382.00
Required Fraud Loss Coverage Amount                                                                    2,413,945.00
Current Bankruptcy Loss Coverage Amount                                                                   75,000.00